UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 30, 2005

Commission File Number 33-16531-D

INTERNATIONAL AUTOMATED SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

UTAH	87-0447580
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

326 North SR 198, Salem, Utah
(Address of principal executive offices)

84653
(Zip Code)

(801) 423-8132
(Registrant's Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 30, 2005, the Company became aware that 1,100,000 shares of common stock were issued to employees on June 24, 2005, but were not reflected in the Company’s financial statements as of June 30, 2005. The common shares have previously been reflected as issued during August 2005. After discussion with our independent registered public accounting firm on November 30, 2005, the Company concluded that its audited financial statements for the year ended June 30, 2005 and the unaudited financial statements for the quarterly period ended September 30, 2005 are required to be restated to reflect the issuance of the 1,100,000 shares of common stock during the year ended June 30, 2005.

Because of the restatement, the Company's previously issued financial statements which are included in its Annual Report on Form 10-KSB for the year ended June 30, 2005 and in its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 should no longer be relied upon.

The primary effect of the restatement will result in the Company increasing “General and administrative expense” and increasing “Net loss” by $429,000 for the year ended June 30, 2005. It will also have the effect of increasing “Common stock” and “Accumulated deficit” by $429,000 as of June 30, 2005.

Following is a summary of the effects of these adjustments on the Company’s Balance Sheet as of June 30, 2005 and the Statement of Operations for the year ended June 30, 2005:

	As previously	Effect of
June 30, 2005	Reported	Restatement	As Restated
Common stock	$10,017,859	$429,000	$10,446,859
Accumulated deficit	(10,485,921)	(429,000)	(10,914,921)

For the Year Ended June 30, 2005
General and adminisrative expense	$531,869	$429,000	960,869
Net loss	(1,013,880)	(429,000)	(1,442,880)
Basic and diluted loss per share	$(0.05)	$(0.02)	$(0.07)

The confusion regarding the date the common shares were issued was caused by management’s assumption that the common shares were not issued until an effective registration statement relating to the common shares had occurred, thereby causing a misapplication of the fact that the common shares had actually been issued during June 2005. After reviewing the circumstances leading up to the restatement, management believes that the errors were inadvertent and unintentional.

The Company intends to file amended Forms 10-KSB and 10-QSB to include restated financial statements concurrently with the filing of this Form 8-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL AUTOMATED SYSTEMS, INC.

By: /s/ Neldon Johnson
Neldon Johnson, President
Date: November 30, 2005